As filed with the Securities and Exchange Commission on January 20, 2005	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GEORGIA TRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	34-1985578 (I.R.S. Employer Identification No.)

J. Michael Allen
3570 Financial Center Way, Suite 2
Buford, Georgia 30519
(770) 614-7644
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

With copies to:

Thomas O. Powell, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-116852 and 333-121995

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
Title of Each Class of		Aggregate Price	Maximum Aggregate	Amount of
Securities to be Registered	Amount to be Registered	Per Unit	Offering Price	Registration Fee
Common Stock Par Value $1.00	300,000	$10.00	$3,000,000(1)	$353.10(2)

(1)      Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)      Does not include the registration fee for the 1,500,000 shares of common stock registered pursuant to Registration Statement No. 333-116852 and the 19,000 shares registered pursuant to Registration Statement No. 333-121995 as to which a registration fee was previously paid.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to register 300,000 additional shares of the common stock, par value $1.00 per share (the “Common Stock”) of Georgia Trust Bancshares, Inc. (the “Company”). The contents of (i) the Registration Statement on Form SB-2 (Reg. No. 333-116852) originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 25, 2004, as amended by Amendment No. 1 and Amendment No. 2 filed with the Commission on September 17, 2004 and October 5, 2004, respectively, and declared effective by the Commission on October 13, 2004, including the exhibits thereto and each of the documents incorporated by reference therein (the “Initial Registration Statements”), and (ii) the registration statement on Form SB-2 filed by the Company pursuant to Rule 462(b) of the Securities Act (Registration Statement No 333-121995) filed with the Commission in January 12, 2005 and relating to the Initial Registration Statement and an additional 19,000 warrants to purchase Common Stock and the Common Stock underlying such warrants, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buford, State of Georgia, on January 20, 2005.

GEORGIA TRUST BANCSHARES, INC. (Registrant)
By:	/s/ J. Michael Allen
J. Michael Allen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ J. Michael Allen J. Michael Allen, President and Chief Executive Officer (Principal Executive Officer)	Date:	January 20, 2005
/s/ J. Dave DeVenny J. Dave DeVenny, Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)	Date:	January 20, 2005
/s/ Ronald D. Adamson Ronald D. Adamson, Director	Date:	January 20, 2005
/s/ Myron L. Cantrell Myron L. Cantrell, Director	Date:	January 20, 2005
/s/ Michael L. Jordan Michael L. Jordan, Director	Date:	January 20, 2005
/s/ Charles D. Robinson Charles D. Robinson, Director	Date:	January 20, 2005
/s/ William E. Smith William E. Smith, Director	Date:	January 20, 2005
/s/ Marvin Tibbets, III Marvin Tibbetts, III, Director	Date:	January 20, 2005

/s/ James J. Tidwell James J. Tidwell, Director	Date:	January 20, 2005
/s/ Michael E. Townsend Michael E. Townsend, Director	Date:	January 20, 2005

INDEX TO EXHIBITS

Exhibit
Number	Document Description
5.1	Opinion of Troutman Sanders LLP

23.1	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

23.2	Consent of Mauldin & Jenkins LLC

5